UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 3, 2009
(Date of earliest event reported)
Energy, Inc.
(Exact name of registrant as specified in its charter)

Montana (State or other jurisdiction of incorporation)	0-14183 (Commission File Number)	27-0573782 (I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana (Address of principal executive offices)	59401 (Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
Energy West, Incorporated
(Former Name or Former Address, if Changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Energy, Inc. (the “Registrant”) is the successor issuer to Energy West, Incorporated, a corporation organized under the laws of the State of Montana (the “Predecessor”), which, until the transaction described in this item, had its common stock, par value $0.15 per share, registered pursuant to Section 12(g) of the Securities Act of 1933.
     Effective on August 3, 2009, the Predecessor, pursuant to the Agreement and Plan of Merger by and among Registrant, Predecessor and Energy West Merger Sub, Inc. (“Merger Sub”) dated August 3, 2009 (the “Reorganization Agreement”), reorganized into a holding company organizational structure (the “Reorganization”). The primary purpose of the Reorganization is to provide flexibility to make future acquisitions through subsidiaries of the holding company rather than the Predecessor or its subsidiaries. The business operations of the Predecessor will not change as a result of the Reorganization.
     The Reorganization was effected by a merger conducted pursuant to Section 35-1-815 of the Montana Business Corporation Act, which provides for a merger to take place without a vote of the shareholders of the surviving corporation. Pursuant to the terms of the Reorganization Agreement, Merger Sub merged with and into the Predecessor (the “Merger”), the Predecessor survived the Merger and the separate corporate existence of Merger Sub ceased. The Predecessor thereby became a direct, wholly-owned subsidiary of the Registrant. In accordance with the terms of the Reorganization Agreement, each share of common stock of the Predecessor issued and outstanding immediately prior to the Merger was converted into a share of common stock of the Registrant having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, as the shares of Predecessor common stock so converted.
     There were no changes to the Articles of Incorporation of the Predecessor or the Registrant in conjunction with the Merger. Further, the provisions of the Registrant’s Articles of Incorporation are identical to those of the Predecessor with respect to authorized common stock, the designations, rights, powers and preferences of such common stock, the qualifications, limitations and restrictions thereof, and in all other respects (other than the names of the companies). As a result, no post-Merger exchange of stock certificates was made and outstanding shares of Predecessor common stock were automatically converted into shares of Registrant common stock.
     The provisions of the bylaws of the Registrant following the Merger are identical to the provisions of the bylaws of the Predecessor in effect immediately prior to the Merger. The directors of the Registrant immediately after the Merger are the same individuals who were directors of the Predecessor immediately prior to the Merger. The management of the Registrant following the Merger is the same in all material respects as the management of the Predecessor immediately prior to the Merger.
     The Reorganization was subject to the approval of the Montana Public Service Commission and the Wyoming Public Service Commission. We obtained those approvals prior to effecting the Reorganization. The Merger qualified as a reorganization under Section 368(a)

of the Internal Revenue Code of 1986, as amended, and, as a result, the shareholders of the Predecessor will not recognize gain or loss for United States federal income tax purposes.
The foregoing description of the Reorganization Agreement is not complete and is qualified in its entirety to the full and complete terms of such agreement, which is attached as Exhibit 2.1 to this current report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

2.1	Agreement and Plan of Merger by and among Energy Inc., Energy West, Incorporated and Energy West Merger Sub, Inc., dated August 3, 2009

99.1	Press Release dated August 3, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy, Inc.
By:	/s/ Kevin J. Degenstein
Name:	Kevin J. Degenstein
Title:	President and Chief Operating Officer

Dated: August 3, 2009

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Energy Inc., Energy West, Incorporated and Energy West Merger Sub, Inc., dated August 3, 2009

99.1	Press Release dated August 3, 2009